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                                  EXHIBIT 21

                   GAMMA BIOLOGICALS, INC. AND SUBSIDIARIES
                        SUBSIDIARIES OF THE REGISTRANT


                                          State or Country
                                              in which           Percent
                                            Incorporated          Owned
                                          ----------------  -----------------
Registrant:
 Gamma Biologicals, Inc. ...............        Texas         Not Applicable
Subsidiaries of the Registrant(A):
 Delta Diagnostics, Inc. ...............        Texas               100%
 Gamma Biologicals International, Inc. .    United States
                                            Virgin Islands          100%
 Gamma Biologicals, B.V. ...............    The Netherlands         100%

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Note A  All of the subsidiaries are included in the consolidated financial statements of the Registrant.